Exhibit 99.1
Chain Bridge Bancorp, Inc. Reports Third Quarter 2025 Financial Results
McLean, Virginia — October 28, 2025
Chain Bridge Bancorp, Inc. (NYSE: CBNA) (the “Company”), the holding company for Chain Bridge Bank, N.A. (the “Bank”), today announced financial results for the third quarter of 2025 and the nine months ended September 30, 2025.
Peter G. Fitzgerald, Chairman of Chain Bridge Bancorp, Inc., commented:
“For the third quarter, the Company reported net income of $4.7 million, producing a return on average equity of 11.67%. The Company ended the period with a Tier 1 leverage ratio of 11.34% and Tier 1 and total risk-based capital ratios of 44.43% and 45.56%, and maintained a liquidity ratio of 89.54%. Deposit activity during the quarter was consistent with historical patterns for a non-election year.”

Third Quarter 2025 Financial Highlights (Three Months Ended September 30, 2025):
•Consolidated Net Income: $4.7 million
•Earnings Per Share: $0.72 per basic and diluted common share outstanding
•Return on Average Equity: 11.67% (on an annualized basis)
•Return on Average Assets: 1.27% (on an annualized basis)
•Book Value Per Share: $24.86
Year-to-Date 2025 Financial Highlights (Nine Months Ended September 30, 2025):
•Consolidated Net Income: $14.9 million
•Earnings Per Share: $2.27 per basic and diluted common share outstanding
•Return on Average Equity: 12.93% (on an annualized basis)
•Return on Average Assets: 1.33% (on an annualized basis)

Financial Performance
For the quarter ended September 30, 2025, the Company reported net income of $4.7 million, compared to $4.6 million for the quarter ended June 30, 2025 and $7.5 million for the quarter ended September 30, 2024. Earnings per share (“EPS”) was $0.72, compared to $0.70 for the quarter ended June 30, 2025 and $1.64 for the quarter ended September 30, 2024.

The quarter-over-quarter increase in earnings primarily reflected higher net interest income, resulting from growth in interest earned on deposits at the Federal Reserve and taxable securities income. These factors were partially offset by a $220 thousand reduction in the recapture of credit losses and higher noninterest expense, primarily associated with salaries and employee benefits.
Total consolidated deposits were $1.4 billion as of September 30, 2025, compared to $1.3 billion at June 30, 2025. IntraFi Cash Service® (ICS®) One-Way Sell® deposits totaled $146.4 million, up from $121.2 million in the prior quarter.
Net income for the quarter declined by $2.8 million from the third quarter of 2024, primarily due to lower deposit placement services income and a decline in net interest income. The reduction in deposit placement services income reflected a shift of One-Way Sell® deposits onto the balance sheet and lower overall deposit activity compared to the elevated levels observed during the 2024 federal election cycle.
Net income for the nine months ended September 30, 2025 was $14.9 million, compared to $17.2 million for the same period in 2024. The decrease was attributable to a $5.0 million reduction in noninterest income, driven by changes in One-Way Sell® deposit activity and greater use of reciprocal ICS® deposits, and a $2.9 million increase in noninterest expenses principally related to costs associated with operational growth and functioning as a public company. These effects were partially offset by a $4.9 million increase in net interest income, reflecting growth in the investment securities portfolio.
Earnings per share for the first nine months of 2025 was $2.27, compared to $3.77 for the same period in 2024. The decline in EPS resulted from the decrease in net income and the increase in shares outstanding following the Company’s initial public offering (“IPO”) in October 2024, through which it issued 1,992,897 shares of Class A common stock.
Book Value Per Share
As of September 30, 2025, book value per share (“BVPS”) was $24.86, compared to $21.98 at December 31, 2024 and $22.95 at September 30, 2024.
During the first nine months of 2025, stockholders’ equity increased by $18.9 million, primarily reflecting earnings of $14.9 million during the period. The increase also included a $4.0 million reduction in accumulated other comprehensive loss, resulting from an increase in the fair value of the available-for-sale investment securities portfolio, net of tax. The increase in fair value primarily reflected lower U.S. Treasury interest rates at September 30, 2025 compared to December 31, 2024 increasing the market value of fixed-rate securities, as well as the pull-to-par effect as certain securities moved closer to maturity and their prices converged toward their par values.
The year-over-year increase in stockholders’ equity of $58.3 million was driven by $18.6 million in earnings retained during the period, $36.5 million in net proceeds from the Company’s IPO in October 2024 and the related over-allotment exercise in November 2024, and a $3.1 million reduction in accumulated other comprehensive loss attributable to an increase in the fair value of available-for-sale investment securities, net of tax. These additions, which supported the Company’s BVPS, were partially offset by the issuance of 1,992,897 shares of Class A common stock in connection with the

IPO and related over-allotment exercise, and resulted in a net increase to BVPS from $22.95 as of September 30, 2024 to $24.86 as of September 30, 2025.
Interest Income and Net Interest Margin
Net interest income for the third quarter of 2025 was $12.3 million, compared to $11.8 million for the second quarter of 2025 and $13.6 million for the third quarter of 2024. The net interest margin was 3.35% in the third quarter of 2025, compared to 3.39% in the second quarter of 2025 and 3.73% in the third quarter of 2024.
The increase in net interest income from the prior quarter primarily reflected higher average balances held in interest-bearing deposits at the Federal Reserve, and higher average balances and yields on taxable securities. These factors were partially offset by a $187 thousand increase in interest expense on deposits. Although net interest income increased from the prior quarter, the larger volume of average interest-earning assets resulted in an overall decline in net interest margin.
Net interest income and margin were lower in the third quarter of 2025 than in the third quarter of 2024. Lower average balances held in interest-bearing deposits at other banks, particularly at the Federal Reserve, together with declining short-term rates, drove the decline in net interest income and net interest margin compared to the third quarter of 2024. These balances were elevated in the prior year as a result of inflows from political organization deposit accounts leading up to the 2024 federal elections. The subsequent outflows of those deposits during the fourth quarter of 2024 and of post-election fundraising deposits in the second quarter of 2025 resulted in a decline in balances held at the Federal Reserve. In addition, interest on deposits was $1.2 million during the third quarter of 2025, an increase of $345 thousand compared to the third quarter of 2024 despite a decline in the cost of interest-bearing deposits. Average interest-bearing deposits increased in the third quarter of 2025, reflecting a greater proportion of interest-bearing balances, as the Company’s post-IPO capital position provided additional balance sheet capacity to hold reciprocal ICS® deposits that had previously been placed off-balance sheet as One-Way Sell® deposits. Higher average balances and yields in the taxable investment securities portfolio increased interest income from that segment, partially offsetting the decline in income from interest-bearing deposits in other banks and the increase in interest expense on deposits.
For the nine months ended September 30, 2025, the Company reported higher net interest income but a lower net interest margin compared to the same period in 2024. Net interest income was $37.9 million with a net interest margin of 3.44%, compared to $33.0 million and 3.47%, respectively, for the nine months ended September 30, 2024. The increase in interest income was primarily driven by higher average balances in, and yields on, taxable investment securities. Although the average balance of interest-bearing deposits at the Federal Reserve was higher during the nine months ended September 30, 2025 than in the same period in 2024, lower yields on those balances drove a $1.2 million net reduction in this segment’s interest income. Overall, growth in interest-earning assets outpaced the increase in net interest income, resulting in a decline in the net interest margin from 3.47% to 3.44%.
Noninterest Income
Noninterest income for the third quarter of 2025 was $847 thousand, compared to $828 thousand in the second quarter of 2025 and $3.1 million for the third quarter of 2024.

Compared with the third quarter of 2024, noninterest income declined due to lower deposit placement services income from ICS® One-Way Sell® deposits placed through the ICS® network. In the prior year period, a larger portion of political organization deposits was placed off-balance sheet as One-Way Sell® deposits. Following the Company’s IPO, higher capital levels provided additional balance sheet capacity, allowing a greater proportion of deposits to be retained as reciprocal ICS® deposits. Reciprocal ICS® deposits that remain on our balance sheet support our net interest margin; however, unlike off-balance sheet One-Way Sell® deposits, they do not generate income from deposit placement service fees.
For the nine months ended September 30, 2025, noninterest income was $2.4 million, compared to $7.4 million during the same period in 2024, reflecting these same factors and the typical decrease in political deposit activity during a non-election year.
Noninterest Expenses
Total noninterest expense for the third quarter of 2025 was $7.3 million, compared to $7.2 million in the second quarter of 2025 and $7.4 million in the third quarter of 2024.
For the nine months ended September 30, 2025, noninterest expense was $22.1 million, compared to $19.2 million for the same period in 2024. The year-to-date increase reflected a broader expense structure associated with the Company’s growth, increased operational complexity, and expanded operations as a public company. The largest contributor was a $1.5 million increase in salaries and employee benefits compared to the prior-year period, driven by a larger workforce to support the Company’s general growth and public company operations, as well as periodic salary adjustments.
Balance Sheet & Related Highlights
As of September 30, 2025:
•Total assets were $1.5 billion, compared to $1.4 billion as of December 31, 2024 and $1.6 billion as of September 30, 2024.
•Total deposits were $1.4 billion, compared to $1.2 billion as of December 31, 2024, and $1.4 billion as of September 30, 2024.
•Total ICS® One-Way Sell® deposits were $146.4 million, compared to $63.3 million as of December 31, 2024, and $432.3 million as of September 30, 2024.
•Interest-bearing reserves held at the Federal Reserve were $388.2 million, compared to $406.7 million as of December 31, 2024 and $627.0 million as of September 30, 2024.
•Total investment securities were $831.5 million, compared to $658.8 million as of December 31, 2024 and $597.1 million as of September 30, 2024.
•Total loans held for investment, net of the allowance for credit losses, were $280.0 million, compared to $308.8 million as of December 31, 2024, and $295.8 million as of September 30, 2024.
•The loan-to-deposit ratio was 20.82% compared to 25.09% as of December 31, 2024, and 20.92% as of September 30, 2024.

•The ratio of non-performing assets to total assets remained at 0.00%, unchanged from December 31, 2024 and September 30, 2024.
Liquidity
As of September 30, 2025, the Company’s liquidity ratio was 89.54%, compared to 88.21% at June 30, 2025 and 85.31% at September 30, 2024. The liquidity ratio is calculated as the sum of cash and cash equivalents plus unpledged investment-grade securities, divided by total liabilities. Cash, cash equivalents, and unpledged securities totaled $1.2 billion at September 30, 2025, $1.1 billion at June 30, 2025, and $1.2 billion at September 30, 2024.
Capital
As of September 30, 2025, the Company’s tangible common equity to tangible total assets ratio was 10.63%, compared to 10.86% at June 30, 2025 and 6.74% at September 30, 2024. This ratio, which is calculated in accordance with GAAP, represents common equity divided by total assets. The Company did not have any goodwill or other intangible assets for the periods presented.
The quarter-over-quarter change in this ratio reflected higher total equity from retained earnings and a reduction in accumulated other comprehensive loss, offset by an increase in assets. The year-over-year increase reflected retained earnings and the capital raised through the Company’s IPO and subsequent partial exercise of the underwriters’ over-allotment option.
As of September 30, 2025, the Company reported a Tier 1 leverage ratio of 11.34%, a Tier 1 risk-based capital ratio of 44.43%, and a total risk-based capital ratio of 45.56%. As of June 30, 2025, the Company reported a Tier 1 leverage ratio of 11.45%, a Tier 1 risk-based capital ratio of 43.48% and a total risk-based capital ratio of 44.64%. As of September 30, 2024, the Company’s Tier 1 leverage ratio stood at 7.59%, the Tier 1 risk-based capital ratio at 28.17% and the total risk-based capital ratio at 29.29%. The year-over-year increase in all capital ratios reflect retained earnings growth and the capital raised through the IPO and related over-allotment exercise.
Trust & Wealth Department
As of September 30, 2025, the Trust & Wealth Department oversaw total assets under administration (“AUA”) of $552.4 million, which included $196.1 million in assets under management (“AUM”) and $356.3 million in assets under custody (“AUC”). This compares to $445.4 million in AUA as of June 30, 2025, which included $158.1 million in AUM and $287.3 million in AUC. As of September 30, 2024, AUA stood at $384.0 million, including $111.2 million in AUM and $272.8 million in AUC. The increases in AUA from both the prior quarter and prior year primarily reflect account growth, asset inflows, and the impact of market performance. AUA are not captured on the consolidated balance sheets.
Trust and wealth management income, which has increased commensurately with changes in AUA, was $355 thousand in the third quarter of 2025, compared to $305 thousand in the second quarter of 2025 and $243 thousand in the third quarter of 2024.

Political Deposit Trends
As of September 30, 2025, total consolidated deposits were $1.4 billion, compared to $1.3 billion as of June 30, 2025 and $1.6 billion as of March 31, 2025.
Historically, deposits from political organizations have typically increased in the periods leading up to federal elections, declined in the quarters around federal elections, and tended to rebuild gradually in the quarters following federal elections. Deposit balances during early 2025 were affected by sizable political organization account movements, beginning with first-quarter inflows that were more concentrated and differently timed than in prior election cycles. These inflows were the result of a post-election surge in deposits following the November 2024 federal elections. This was followed by a significant outflow from certain political organization accounts early in the second quarter, which began to rebuild by June 30. In the third quarter, political deposit inflows contributed to a $114.6 million quarter-over-quarter increase in total consolidated deposits.
For additional information regarding the risks associated with our political organization deposits and deposit concentrations, see the risk factors described under the headings “Our deposits are concentrated in political organizations” and “Our deposit base is concentrated among a small number of clients” in Part I, Item 1A (“Risk Factors”) in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
About Chain Bridge Bancorp, Inc.:
Chain Bridge Bancorp, Inc., a Delaware corporation, is the registered bank holding company for Chain Bridge Bank, National Association. Chain Bridge Bancorp, Inc. is regulated and supervised by the Federal Reserve under the Bank Holding Company Act of 1956, as amended. Chain Bridge Bank, National Association is a national banking association, chartered under the National Bank Act, and is subject to primary regulation, supervision, and examination by the Office of the Comptroller of the Currency. Chain Bridge Bank, National Association is a member of the Federal Deposit Insurance Corporation and provides banking, trust, and wealth management services. For more information, please visit our investor relations website at https://ir.chainbridgebank.com.
Investor Relations:
Hilary Albrecht
Senior Vice President, Corporate Secretary and Counsel
Chain Bridge Bancorp, Inc.
IR@chainbridgebank.com
(703) 748-3427

Cautionary Note Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements involve risks and uncertainties. You should not place undue reliance on forward-looking statements because they are subject to numerous uncertainties and factors relating to our operations and business, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other variations or comparable terminology and expressions. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, new information, the occurrence of unanticipated events, or otherwise, except as required by law.

Forward-looking statements include, among other things, statements relating to: (i) changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks or similar organizations, including the effects of United States federal government spending and tariffs; (ii) the level of, or changes in the level of, interest rates and inflation, including the effects on our net interest income, noninterest income, and the market value of our investment and loan portfolios; (iii) the level and composition of our deposits, including our ability to attract and retain, and the seasonality of, client deposits, including those in the ICS® network, as well as the amount and timing of deposit inflows and outflows and the concentration of our deposits; (iv) our future net interest margin, net interest income, net income, and return on equity; (v) our political organization clients’ fundraising and disbursement activities; (vi) the level and composition of our loan portfolio, including our ability to maintain the credit quality of our loan portfolio; (vii) current and future business, economic and market conditions in the United States generally or in the Washington, D.C. metropolitan area in particular; (viii) the effects of disruptions or instability in the financial system, including as a result of the failure of a financial institution or other participants in it, or geopolitical instability, including war, terrorist attacks, pandemics and man-made and natural disasters; (ix) the impact of, and changes, in applicable laws, regulations, regulatory expectations and accounting standards and policies; (x) our likelihood of success in, and the impact of, legal, regulatory or other actions, investigations or proceedings related to our business; (xi) adverse publicity or reputational harm to us, our senior officers, directors, employees or clients; (xii) our ability to effectively execute our growth plans or other initiatives; (xiii) changes in demand for our products and services; (xiv) our levels of, and access to, sources of liquidity and capital; (xv) the ability to attract and retain essential personnel or changes in our essential personnel; (xvi) our ability to effectively compete with banks, nonbank financial institutions, and financial technology firms and the effects of competition in the financial services industry on our business; (xvii) the effectiveness of our risk management and internal disclosure controls and procedures; (xviii) any failure or interruption of our information and technology systems, including any components provided by a third party; (xix) our ability to identify and address cybersecurity threats and breaches; (xx) our ability to keep pace with technological changes; (xxi) our ability to receive dividends from the Bank and satisfy our obligations as they become due; (xxii) the incremental costs of operating as a public company; (xxiii) our ability to meet our obligations as a public company, including our obligation under Section 404 of the Sarbanes-Oxley Act; and (xxiv) the effect of our dual-class structure and the concentrated ownership of our

Class B common stock, including beneficial ownership of our shares by members of the Fitzgerald Family.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including the risks described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2024, available at the Securities and Exchange Commission’s website (www.sec.gov).

Chain Bridge Bancorp, Inc. and Subsidiary Consolidated Financial Highlights (Dollars in thousands, except per share data) (unaudited)
	As of or For the Three Months Ended			As of or For the Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Key Performance Indicators
Net income	$4,702	$4,584	$7,487	$14,893	$17,209
Return on average assets [1]	1.27%	1.30%	2.03%	1.33%	1.79%
Return on average risk-weighted assets [1,2]	4.97%	4.79%	7.47%	5.16%	5.68%
Return on average equity [1]	11.67%	11.93%	29.90%	12.93%	25.00%
Yield on average interest-earning assets [1,3]	3.67%	3.67%	4.01%	3.71%	3.77%
Cost of funds [1,4]	0.35%	0.31%	0.30%	0.30%	0.32%
Net interest margin [1,5]	3.35%	3.39%	3.73%	3.44%	3.47%
Efficiency ratio [6]	55.79%	56.71%	44.43%	54.73%	47.50%

Balance Sheet and Other Highlights
Total assets	$1,534,355	$1,445,127	$1,555,282	$1,534,355	$1,555,282
Interest-bearing reserves held at the Federal Reserve[7]	388,213	364,841	627,045	388,213	627,045
Total debt securities [8]	831,549	758,497	597,102	831,549	597,102
U.S. Treasury securities [8]	492,042	426,193	242,302	492,042	242,302
Total gross loans [9]	284,084	287,813	300,032	284,084	300,032
Total deposits	1,364,540	1,281,915	1,433,868	1,364,540	1,433,868

ICS® One-Way Sell® Deposits
Total ICS® One-Way Sell® Deposits [10]	$146,438	$121,171	$432,324	$146,438	$432,324

Fiduciary Assets
Trust & Wealth Department: Total assets under administration (AUA)	$552,390	$445,364	$383,993	$552,390	$383,993
Assets under management (AUM)	196,116	158,082	111,229	196,116	111,229
Assets under custody (AUC)	356,274	287,282	272,764	356,274	272,764

Liquidity & Asset Quality Metrics
Liquidity ratio [11]	89.54%	88.21%	85.31%	89.54%	85.31%
Loan-to-deposit ratio	20.82%	22.45%	20.92%	20.82%	20.92%
Non-performing assets to total assets	—%	—%	—%	—%	—%
Net charge offs (recoveries) / average loans outstanding	—%	—%	—%	—%	—%
Allowance for credit losses on loans to gross loans outstanding	1.45%	1.46%	1.40%	1.45%	1.40%
Allowance for credit losses on held to maturity securities /gross held to maturity securities	0.05%	0.05%	0.09%	0.05%	0.09%
1 Ratios for interim periods are presented on an annualized basis.
2 Return on average risk-weighted assets is calculated as net income divided by average risk-weighted assets. Average risk-weighted assets are calculated using the last two quarter ends with respect to the three-month periods presented, and the last four quarter ends with respect to the nine-month periods presented.
3 Yield on average interest-earning assets is calculated as total interest and dividend income divided by average interest-earning assets.
4 Cost of funds is calculated as total interest expense divided by the sum of average total interest-bearing liabilities and average noninterest-bearing demand deposits.
5 Net interest margin is net interest income expressed as a percentage of average interest-earning assets.
6 Efficiency ratio is calculated as non-interest expense divided by the sum of net interest income and non-interest income.
7 Included in “interest-bearing deposits in other banks” on the consolidated balance sheets.
8 Total debt securities and U.S. Treasury securities are calculated as the sum of securities available for sale (AFS) and securities held to maturity (HTM). AFS securities are reported at fair value, and held to maturity securities are reported at carrying value, net of allowance for credit losses.
9 Includes loans held for sale.
10 IntraFi Cash Service® (ICS®) One-Way Sell® are deposits placed at other banks through the ICS® network. One-Way Sell® deposits are not included in the total deposits on the Company’s consolidated balance sheets. The Bank has the flexibility, subject to the terms and conditions of the IntraFi Participating Institution Agreement, to convert these One-Way Sell® deposits into reciprocal deposits which would then appear on the Company’s consolidated balance sheets.
11 Liquidity ratio is calculated as the sum of cash and cash equivalents and unpledged investment grade securities, expressed as a percentage of total liabilities.

Chain Bridge Bancorp, Inc. and Subsidiary Consolidated Financial Highlights (Dollars in thousands, except per share data) (unaudited)
	As of or For the Three Months Ended			As of or For the Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Capital Information [12]
Tangible common equity to tangible total assets ratio [13]	10.63%	10.86%	6.74%	10.63%	6.74%
Tier 1 capital	$167,384	$162,682	$112,223	$167,384	$112,223
Tier 1 leverage ratio	11.34%	11.45%	7.59%	11.34%	7.59%
Tier 1 risk-based capital ratio	44.43%	43.48%	28.17%	44.43%	28.17%
Total regulatory capital	$171,627	$167,019	$116,690	$171,627	$116,690
Total risk-based regulatory capital ratio	45.56%	44.64%	29.29%	45.56%	29.29%
Double leverage ratio [14]	92.70%	91.50%	109.91%	92.70%	109.91%

Chain Bridge Bancorp, Inc. Share Information (as adjusted for Reclassification)[15]
Number of shares outstanding	6,561,817	6,561,817	4,568,920	6,561,817	4,568,920
Class A number of shares outstanding	3,198,027	3,143,846	—	3,198,027	—
Class B number of shares outstanding	3,363,790	3,417,971	4,568,920	3,363,790	4,568,920
Book value per share	$24.86	$23.92	$22.95	$24.86	$22.95
Earnings per share, basic and diluted	$0.72	$0.70	$1.64	$2.27	$3.77

12 Company-level capital information is calculated in accordance with banking regulatory accounting principles specified by regulatory agencies for supervisory reporting purposes.
13 The ratio of tangible common equity to tangible total assets is calculated in accordance with GAAP and represents common equity divided by total assets. The Company did not have any goodwill or other intangible assets for the periods presented.
14 Double leverage ratio represents Chain Bridge Bancorp, Inc.’s investment in Chain Bridge Bank, N.A. divided by Chain Bridge Bancorp, Inc.’s consolidated equity.
15 On October 3, 2024, the Company filed an Amended and Restated Certification of Incorporation with the Secretary of State of the State of Delaware, which reclassified and converted each outstanding share of the Company's existing common stock, par value $1.00 per share into 170 shares of Class B Common Stock (the "Reclassification"). Historical share information is presented on an as adjusted basis giving effect to the Reclassification. The number of basic and diluted weighted average shares used in computing earnings per share are the same because there are no potentially dilutive instruments.

Chain Bridge Bancorp, Inc. and Subsidiary Consolidated Balance Sheets (Dollars in thousands, except per share data) (unaudited)
	September 30, 2025	December 31, 2024[16]	September 30, 2024
Assets
Cash and due from banks	$6,628	$3,056	$11,732
Interest-bearing deposits in other banks	389,055	407,683	628,035
Total cash and cash equivalents	395,683	410,739	639,767
Securities available for sale, at fair value	547,769	358,329	294,754
Securities held to maturity, at carrying value, net of allowance for credit losses of $133, $202, and $261 respectively (fair value of $271,139, $278,951 and $285,780, respectively)	283,780	300,451	302,348
Equity securities, at fair value	542	515	527
Restricted securities, at cost	3,383	2,886	2,886
Loans held for sale	—	316	—
Loans, net of allowance for credit losses of $4,110, $4,514 and $4,206, respectively	279,974	308,773	295,826
Premises and equipment, net of accumulated depreciation of $7,639, $7,285, and $7,163, respectively	12,063	9,587	9,613
Accrued interest receivable	7,082	4,231	5,360
Other assets	4,079	5,297	4,201
Total assets	$1,534,355	$1,401,124	$1,555,282
Liabilities and stockholders’ equity
Liabilities
Deposits:
Noninterest-bearing	$944,838	$913,379	$1,249,724
Savings, interest-bearing checking and money market accounts	410,280	324,845	172,275
Time, $250 and over	4,781	6,510	6,589
Other time	4,641	5,201	5,280
Total deposits	1,364,540	1,249,935	1,433,868
Short-term borrowings	—	—	10,000
Accrued interest payable	26	46	25
Accrued expenses and other liabilities	6,693	6,897	6,546
Total liabilities	1,371,259	1,256,878	1,450,439
Commitments and contingencies
Stockholders’ equity
Preferred Stock: [17]
No par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—	—
Class A Common Stock: [17]
$0.01 par value, 20,000,000 shares authorized, 3,198,027, 3,049,447, and no shares issued and outstanding, respectively	32	30	—
Class B Common Stock: [17]
$0.01 par value, 10,000,000 shares authorized, 3,363,790, 3,512,370, and 4,568,920 shares issued and outstanding, respectively	33	35	46
Additional paid-in capital	74,785	74,785	38,276
Retained earnings	92,534	77,641	73,901
Accumulated other comprehensive loss	(4,288)	(8,245)	(7,380)
Total stockholders’ equity	163,096	144,246	104,843
Total liabilities and stockholders’ equity	$1,534,355	$1,401,124	$1,555,282
16 Derived from audited financial statements.
17 On October 3, 2024, the Company filed an Amended and Restated Certification of Incorporation with the Secretary of State of the State of Delaware, which reclassified and converted each outstanding share of the Company's existing common stock, into 170 shares of Class B Common Stock (the “Reclassification”). The Reclassification also authorized 20,000,000 shares of Class A Common Stock, and 10,000,000 shares of Preferred Stock. Historical share information is presented on an as adjusted basis giving effect to the Reclassification. All shares and balances from previously held common stock are reflected in Class B Common Stock.

Chain Bridge Bancorp, Inc. and Subsidiary
Consolidated Statements of Income
(Dollars in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Interest and dividend income
Interest and fees on loans	$3,251	$3,356	$3,445	$10,195	$10,115
Interest and dividends on securities, taxable	5,637	5,274	3,573	15,519	9,312
Interest on securities, tax-exempt	275	279	284	836	863
Interest on interest-bearing deposits in banks	4,271	3,856	7,366	14,390	15,568
Total interest and dividend income	13,434	12,765	14,668	40,940	35,858
Interest expense
Interest on deposits	1,158	971	813	3,022	2,437
Interest on short-term borrowings	—	—	209	—	409
Total interest expense	1,158	971	1,022	3,022	2,846
Net interest income	12,276	11,794	13,646	37,918	33,012
Provision for (recapture of) credit losses
Recapture of loan credit losses	(83)	(283)	(131)	(404)	(113)
Provision for (recapture of) securities credit losses	(11)	(31)	13	(69)	(297)
Total recapture of credit losses	(94)	(314)	(118)	(473)	(410)
Net interest income after provision for (recapture of) credit losses	12,370	12,108	13,764	38,391	33,422
Noninterest income
Trust and wealth management	355	305	243	930	669
Service charges on accounts	250	261	376	751	1,008
Deposit placement services	174	159	2,464	466	5,617
Gain on sale of mortgage loans	28	14	13	55	25
Loss on sale of securities	—	—	(65)	—	(65)
Other income	40	89	49	169	104
Total noninterest income	847	828	3,080	2,371	7,358
Noninterest expenses
Salaries and employee benefits	4,524	4,130	4,280	13,062	11,553
Data processing and communication expenses	767	733	669	2,166	1,928
Professional services	555	801	1,206	2,249	2,154
Occupancy and equipment expenses	267	258	236	776	748
State franchise taxes	251	349	253	951	604
FDIC and regulatory assessments	198	202	212	628	560
Insurance expenses	151	153	61	453	181
Directors fees	142	144	191	432	523
Other operating expenses	467	389	324	1,335	927
Total noninterest expenses	7,322	7,159	7,432	22,052	19,178
Net income before taxes	5,895	5,777	9,412	18,710	21,602
Income tax expense	1,193	1,193	1,925	3,817	4,393
Net income	$4,702	$4,584	$7,487	$14,893	$17,209
Earnings per common share, basic and diluted - Class A and Class B [18]	$0.72	$0.70	$1.64	$2.27	$3.77
Weighted average common shares outstanding, basic and diluted - Class A [18]	3,165,689	3,125,918	—	3,127,087	—
Weighted average common shares outstanding, basic and diluted - Class B [18]	3,396,128	3,435,899	4,568,920	3,434,730	4,568,920
18 Share information presented prior to the Reclassification date of October 3, 2024 gives effect to the Reclassification and attributes all earnings to Class B shares because no Class A shares were outstanding prior to the Reclassification. The number of basic and diluted shares are the same because there are no potentially dilutive instruments. Except in regard to voting and conversion rights, the rights of Class A Common Stock and Class B Common Stock are identical, and the classes rank equally and share ratably with regard to all other matters. Each share of Class B Common Stock is convertible at any time into one share of Class A Common Stock.

The following tables show the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our interest-earning assets and the average costs of our interest-bearing liabilities for the periods indicated. Such yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

Chain Bridge Bancorp, Inc. and Subsidiary Average Balance Sheets, Interest, and Yields/Costs (unaudited)
	Three months ended
	September 30, 2025			June 30, 2025			September 30, 2024
($ in thousands)	Average balance	Interest	Average yield/cost	Average balance	Interest	Average yield/cost	Average balance	Interest	Average yield/cost
Assets:
Interest-earning assets:
Interest-bearing deposits in other banks	$382,434	$4,271	4.43%	$345,579	$3,856	4.48%	$540,419	$7,366	5.42%
Investment securities, taxable [19]	723,820	5,637	3.09%	693,851	5,274	3.05%	550,044	3,573	2.58%
Investment securities, tax-exempt [19]	61,020	275	1.79%	62,566	279	1.79%	62,876	284	1.80%
Loans	285,908	3,251	4.51%	294,668	3,356	4.57%	301,836	3,445	4.54%
Total interest-earning assets	1,453,182	13,434	3.67%	1,396,664	12,765	3.67%	1,455,175	14,668	4.01%
Less allowance for credit losses	(4,335)			(4,645)			(4,584)
Noninterest-earning assets	22,348			21,875			18,588
Total assets	$1,471,195			$1,413,894			$1,469,179
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings, interest-bearing checking and money market	$396,100	$1,096	1.10%	$351,742	$902	1.03%	$207,387	$727	1.39%
Time deposits	9,767	62	2.53%	10,422	69	2.64%	11,887	86	2.88%
Short term borrowings [20]	—	—	—%	9	—	5.35%	10,000	209	8.31%
Total interest-bearing liabilities	405,867	1,158	1.13%	362,173	971	1.08%	229,274	1,022	1.77%
Non-interest-bearing liabilities:
Demand deposits	898,669			890,971			1,134,556
Other liabilities	6,859			6,601			5,743
Total liabilities	1,311,395			1,259,745			1,369,573
Stockholders’ equity	159,800			154,149			99,606
Total liabilities and stockholders’ equity	$1,471,195			$1,413,894			$1,469,179
Net interest income		$12,276			$11,794			$13,646
Net interest margin			3.35%			3.39%			3.73%

Chain Bridge Bancorp, Inc. and Subsidiary Average Balance Sheets, Interest, and Yields/Costs (continued) (unaudited)
	Nine months ended September 30,
	2025			2024
($ in thousands)	Average balance	Interest	Average yield/cost	Average balance	Interest	Average yield/cost
Assets:
Interest-earning assets:
Interest-bearing deposits in other banks	$430,888	$14,390	4.46%	$380,955	$15,568	5.46%
Investment securities, taxable [19]	685,299	15,519	3.03%	524,889	9,312	2.37%
Investment securities, tax-exempt [19]	62,776	836	1.78%	63,693	863	1.81%
Loans	296,356	10,195	4.60%	302,624	10,115	4.46%
Total interest-earning assets	1,475,319	40,940	3.71%	1,272,161	35,858	3.77%
Less allowance for credit losses	(4,564)			(4,644)
Noninterest-earning assets	21,118			16,499
Total assets	$1,491,873			$1,284,016
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings, interest-bearing checking and money market	$358,113	$2,815	1.05%	$221,488	$2,133	1.29%
Time deposits	10,536	207	2.63%	13,911	304	2.92%
Short term borrowings [20]	3	—	5.35%	6,752	409	8.09%
Total interest-bearing liabilities	368,652	3,022	1.10%	242,151	2,846	1.57%
Non-interest-bearing liabilities:
Demand deposits	962,562			944,693
Other liabilities	6,702			5,233
Total liabilities	1,337,916			1,192,077
Stockholders’ equity	153,957			91,939
Total liabilities and stockholders’ equity	$1,491,873			$1,284,016
Net interest income		$37,918			$33,012
Net interest margin			3.44%			3.47%
19 Average balances for securities transferred from AFS to HTM at fair value are shown at carrying value. Average balances for AFS are shown at fair value, and all other HTM bonds are shown at amortized cost.
20 The yield for short term borrowings reflects interest expense incurred during the period. When the amount of interest expense was less than our rounding threshold, it is displayed as $0.